Exhibit 99.1

Contact:	Walt Standish, President and Chief Executive Officer 843.916.7813
Gary Austin, Executive Vice President and Chief Financial Officer 843.916.7806

Beach First Announces Year-End Results

Myrtle Beach, SC, January 28, 2008 – Beach First National Bancshares, Inc. (NASDAQ: BFNB) today announced increases in 2007 year-end earnings and total assets over figures reported for the same period in 2006.

Net income for the year ended December 31, 2007 increased 1.07 percent, totaling $6,262,195 or $1.26 per diluted share, when compared to the $6,195,728 or $1.27 per diluted share, reported for the year ended December 31, 2006. Total assets grew to $606.0 million, which represents an increase of 16.5 percent from December 31, 2006.

Walt Standish, president and chief executive officer, said, “Beach First has held its own in the face of many challenges, showing some earnings improvement, which is evidence of our relative strength in the market. The banking industry as a whole has had to manage through many challenges in 2007, as declining home sales, turmoil in the credit markets, and pressure on the net interest margin have been issues for banks across the country.”

Standish added, “While we expect market conditions to remain unsettled in 2008, we will continue to operate from a position of strength. During the second quarter of 2008, we expect to open our seventh location, a branch at 73rd Avenue North in Myrtle Beach. We are investing in technology to make banking easy for our customers, and we are touting our brand to build awareness of our bank in the markets we serve. We believe we are well prepared to handle the challenges of 2008 and are poised to take advantage of opportunities as economic conditions improve.”

Additional Highlights

Total loans grew to $509.9 million, a 24.0 percent increase over the December 31, 2006 figure. Total deposits grew to $464.2 million, an increase of 11.5 percent from December 31, 2006.  Return on average equity was 12.80 percent for the year ended December 31, 2007, compared to 14.53 percent for the year ended December 31, 2006.  Return on average assets was 1.11 percent for the year ended December 31, 2007, compared to 1.33 percent for the same period a year ago. The net interest margin stood at 4.20 percent at December 31, 2007, compared to 4.62 percent at December 31, 2006. Book value per share was $10.85 per share at December 31, 2007, compared to $9.53 per share at December 31, 2006.

Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina. Beach First offers a full line of banking products and services, including NetTeller internet banking. A seventh location is scheduled to open during the second quarter of 2008 at 7202 North Kings Highway in Myrtle Beach. The bank’s mortgage lending division operates eight mortgage offices in the Carolinas and mid-Atlantic states. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, excessive loan losses, regulatory actions or changes and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries

Myrtle Beach, South Carolina
Consolidated Balance Sheets

	December 31,
	2007	2006
Assets
Cash and due from banks	$5,197,574	$5,198,945
Federal funds sold and short term investments	361,104	14,010,667
Investment securities	65,677,993	68,474,531
Loans
Loans, net of unearned income	503,432,516	398,736,636
Mortgage loans held for sale	6,475,619	12,478,221
Total Loans	509,908,135	411,214,857
Allowance for Loan Loss	(6,935,616)	(5,888,052)
Loans, net of allowance	502,972,519	405,326,805
Federal Reserve Bank stock	984,000	984,000
Federal Home Loan Bank stock	3,395,300	2,475,600
Property and equipment, net	15,746,143	14,344,330
Cash value of life insurance	3,554,807	3,424,586
Investment in BFNB Trusts	310,000	310,000
Other assets	7,788,978	5,651,875
Total assets	$605,988,418	$520,201,339

Liabilities and Shareholders' Equity
Liabilities
Deposits
Non-interesting bearing	$33,138,936	$37,194,469
Interest bearing	431,059,409	379,162,660
Total deposits	464,198,345	416,357,129

Advances from Federal Home Loan Bank	55,000,000	37,500,000
Other borrowings	18,288,147	7,209,820
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	5,613,877	3,364,811

Total liabilities	553,410,369	474,741,760

Shareholders' Equity
Common stock, $1 par value, 10,000,000 shares authorized,
4,845,018 shares issued and outstanding at December
31, 2007 and 4,768,413 at December 31, 2006	4,845,018	4,768,413
Paid-in capital	29,109,348	28,657,576
Retained earnings	18,968,989	12,706,795
Accumulated other comprehensive loss	(345,305)	(673,205)

Total shareholders' equity	52,578,050	45,459,579

Total liabilities and shareholders' equity	$605,988,419	$520,201,339

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	For the Years ended December 31,
	2007	2006	2005
Interest income
Loans and fees on loans	$41,075,377	$33,096,343	$18,938,676
Investment securities	3,698,507	2,897,719	1,838,313
Federal funds sold and short term investments	309,165	469,819	127,961
Other	23,970	22,929	15,681
Total interest income	45,107,019	36,486,810	20,920,631
Interest expense
Deposits	18,802,056	13,711,212	5,912,891
Advances from FHLB and federal funds purchased	2,443,234	1,546,286	747,209
Junior subordinated debentures	1,236,683	771,740	528,812
Total interest expense	22,481,973	16,029,238	7,188,912

Net interest income	22,625,046	20,457,572	13,731,719
Provision for loan losses	2,045,600	2,174,400	2,184,000
Net interest income after provision for
loan losses	20,579,446	18,283,172	11,547,719
Noninterest income
Service fees on deposit accounts	568,760	514,285	549,689
Retail mortgage origination income	2,424,502	1,001,210	249,757
Miscellaneous loan fees	1,766,923	537,490	--
Merchant income	665,811	164,229	17,806
Gain on sale of loans	895,767	658,949	14,610
Income from cash value life insurance	152,086	143,717	89,809
Gain on sale of fixed assets	6,324	583,011	142
Other income	1,097,611	387,458	196,064
Total noninterest income	7,577,784	3,990,349	1,117,877
Noninterest expenses
Salaries and wages	7,760,272	6,018,633	3,371,922
Employee benefits	1,646,093	1,138,653	675,496
Supplies and printing	199,977	126,705	101,889
Advertising and public relations	615,552	387,056	295,509
Professional fees	725,122	311,627	327,130
Depreciation and amortization	1,060,255	518,551	539,406
Occupancy	1,719,491	1,065,091	724,313
Data processing fees	748,446	547,747	455,646
Other operating expenses	4,458,136	2,461,594	1,053,867
Total noninterest expenses	18,933,344	12,575,657	7,545,178
Income before income taxes	9,223,886	9,697,864	5,120,418
Income tax expense	2,961,691	3,502,136	1,760,775

Net income	$6,262,195	$6,195,728	$3,359,643
Basic net income per common share	$1.30	$1.30	$0.84
Diluted net income per common share	$1.26	$1.27	$0.83
Weighted average common shares outstanding:
Basic	4,817,911	4,764,072	3,975,864

Diluted	4,977,067	4,874,562	4,059,865

Beach First National Bancshares, Inc. and Subsidiaries

Myrtle Beach, South Carolina
Consolidated Statements of Income

	For the Three Months ended December 31,
	2007	2006
Interest income
Loans and fees on loans	$10,431,489	$9,656,861
Investment securities	914,919	849,295
Federal funds sold and short term investments	28,992	156,241
Other	6,066	6,013
Total interest income	11,381,466	10,668,410
Interest expense
Deposits	4,821,890	4,208,272
Advances from FHLB and federal funds purchased	738,031	479,355
Junior subordinated debentures	269,093	202,762
Total interest expense	5,829,014	4,890,389

Net interest income	5,552,452	5,778,021
Provision for loan losses	1,094,800	395,800
Net interest income after provision for
loan losses	4,457,652	5,382,221
Noninterest income
Service fees on deposit accounts	141,781	132,674
Retail mortgage origination income	298,202	473,369
Miscellaneous loan fees	252,566	273,212
Merchant income	148,700	59,442
Gain on sale of loans	192,545	339,715
Income from cash value life insurance	37,936	36,721
Other income	214,599	165,427
Total noninterest income	1,286,329	1,480,560
Noninterest expenses
Salaries and wages	1,776,178	1,813,244
Employee benefits	415,890	376,156
Supplies and printing	49,903	37,164
Advertising and public relations	119,585	118,614
Professional fees	269,919	(38,984)
Depreciation and amortization	267,273	152,804
Occupancy	388,034	359,809
Data processing fees	220,328	158,415
Other operating expenses	986,367	1,012,865
Total noninterest expenses	4,493,477	3,990,087
Income before income taxes	1,250,504	2,872,694
Income tax expense	121,232	1,041,683

Net income	$1,129,272	$1,831,011

Basic net income per common share	$0.23	$0.38
Diluted net income per common share	$0.23	$0.38
Weighted average common shares outstanding:
Basic	4,843,182	4,768,413
Diluted	4,958,040	4,879,701

Beach First National Bancshares, Inc. and Subsidiaries

Myrtle Beach, South Carolina

Asset Quality Ratios and Other Data

(Unaudited)

	December 31,	December 31,	December 31,
	2007	2006	2005

Net Income	$6,262,195	$6,195,728	$3,359,643

Average assets	564,196,922	464,599,310	311,887,493

Average equity	48,932,435	42,652,928	29,553,166

Average loans	458,703,105	372,791,961	251,305,542

End of period loans	$509,908,135	$411,214,857	$311,788,722

Return on average assets	1.11%	1.33%	1.08%

Return on average equity	12.80%	14.53%	11.37%

Allowance for loan losses	$6,935,616	$5,888,052	$4,364,287

Net charge-offs	$948,036	$650,635	$241,552

Allowance for loan losses to total loans	1.36%	1.43%	1.40%

Net charge-offs to average total loans	0.21%	0.17%	0.10%

Total non performing loans	$2,902,888	$1,624,511	$1,111,264

Total other real estate owned	15,000	15,000	62,947

Total nonperforming assets	$2,917,888	$1,639,511	$1,174,211

Nonperforming loans as a percent of total loans	0.57%	0.40%	0.36%
Total nonperforming assets as a percent of total
assets	0.48%	0.31%	0.29%

Allowance for loan losses to
nonperforming loans	238.92%	362.45%	392.73%

Interest rate spread	3.63%	4.06%	4.13%

Net interest margin	4.20%	4.62%	4.60%